                                                          GLOBAL
                                               CUSTODIAL SERVICES AGREEMENT

                                                     TABLE OF CONTENTS
                                                     -----------------

1.    DEFINITIONS AND INTERPRETATION                                                                   1
2.    ESTABLISHMENT OF ACCOUNTS                                                                        1
3.    CUSTODY ACCOUNT PROCEDURES                                                                       2
4.    CASH ACCOUNT PROCEDURES                                                                          2
5.    INSTRUCTIONS                                                                                     3
6.    PERFORMANCE BY THE CUSTODIAN                                                                     3
7.    TAX STATUS/WITHHOLDING TAXES                                                                     4
8.    USE OF THIRD PARTIES                                                                             5
9.    REPRESENTATIONS                                                                                  5
10.   SCOPE OF RESPONSIBILITY                                                                          6
11    SUBROGATION                                                                                      7
12.   INDEMNITY                                                                                        7
13.   LIEN AND SET OFF                                                                                 7
14.   FEES AND EXPENSES                                                                                8
15.   CITIGROUP ORGANISATION INVOLVEMENT                                                               8
16.   RECORDS AND ACCESS                                                                               8
17.   INFORMATION                                                                                      8
18.   ADVERTISING                                                                                      8
19.   TERMINATION.                                                                                     8
20.   GOVERNING LAW AND JURISDICTION                                                                   9
21.   MISCELLANEOUS                                                                                    9
      SIGNATURES                                                                                      10

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THIS   GLOBAL    CUSTODIAL    SERVICES    AGREEMENT   is   made   on    ___________________,    20___,   by   and   between
____________________________  a  ______________________________  organised under the laws of  ____________________________,
(the "Client") and Citibank, N.A. acting through its offices located in ______________________________ (the "Custodian").

1.     DEFINITIONS AND INTERPRETATION
       ------------------------------

(A)    Definitions.

       "Authorised  Person" means the Client or any person (including any individual or entity) authorised by the Client to act on its  behalf in the  performance  of any act,  discretion  or duty under this  Agreement  (including,  for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

       "Cash" means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

       "Citigroup Organisation" means Citigroup,  Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder  or owner.  For purposes of this  Agreement,  each branch of Citibank,  N.A.  shall be a separate member of the Citigroup Organisation.

       "Clearance System" means any clearing agency,  settlement system or depository  (including any entity that acts as a system for the central  handling of Securities in the country where it is  incorporated or organised or that acts as a transnational  system for the central  handling of Securities)  used in connection with  transactions  relating to
       Securities and any nominee of the foregoing.

       "Fee Schedule" means the schedule referred to in Section 14, as annexed hereto.

       "Instructions" means any and all instructions (including approvals,  consents and notices) received by the Custodian from, or  reasonably  believed by the  Custodian to be from,  any  Authorised  Person,  including  any  instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian.

       "Securities"  means any financial asset (other than Cash) from time to time held for the Client on the terms of this
       Agreement.

       "Taxes" means all taxes, levies, imposts, charges,  assessments,  deductions,  withholdings and related liabilities, including  additions to tax,  penalties and interest  imposed on or in respect of (i)  Securities or Cash,  (ii) the transactions  effected  under this  Agreement or (iii) the Client;  provided that "Taxes" does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

(B)    Interpretation.

       References in this  Agreement to schedules  shall be deemed to be references to schedules,  the terms of which shall be incorporated into and form part of this Agreement.

2.     ESTABLISHMENT OF ACCOUNTS
       -------------------------

(A)    Accounts.  The Client  authorises the Custodian to establish on its books,  pursuant to the terms of this Agreement,
       (i) a custody  account  or  accounts  (the  "Custody  Account")  and (ii) a cash  account  or  accounts  (the  "Cash
       Account").  The  Custody  Account  will be a  custody  account  for the  receipt,  safekeeping  and  maintenance  of
       Securities, and the Cash Account will be a current account for Cash.

(B)    Acceptance of Securities and Cash. The Custodian will determine in its reasonable  discretion  whether to accept (i)
       for custody in the Custody Account, Securities of any kind and (ii) for  deposit  in the Cash  Account,  Cash in any currency.

(C)    Designation of Accounts.

(i)    The Custody Account will be in the name of the Client or such other name as the Client may reasonably  designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian's assets.

(ii)   The Cash Account  will be in the name of the Client or such other name as the Client may  reasonably  designate  and will be held by the Custodian as banker.

(D)    Segregation.

(i)    To the extent  reasonably  practicable,  the Custodian will hold Securities  with a subcustodian  only in an account which  holds  exclusively  assets  held  by the  Custodian  for  its  customers.  The  Custodian  will  direct  each subcustodian  to identify on its books that  Securities  are held for the account of the  Custodian as custodian for its customers.  The Custodian will direct each  subcustodian,  to the extent  practicable,  to hold  Securities in a
       Clearance System only in an account of the subcustodian  which holds exclusively assets held by the subcustodian for its customers.

(ii)   Any  Securities  deposited by the Custodian  with a  subcustodian  will be subject only to the  instructions  of the
       Custodian,  and any Securities held in a Clearance System for the account of a subcustodian  will be subject only to the instructions of the subcustodian.

(iii)  The Custodian shall require the  subcustodian  to agree that  Securities  will not be subject to any right,  charge, security interest, lien or claim of any kind in favour of the subcustodian.

3.     CUSTODY ACCOUNT PROCEDURES
       --------------------------

(A)    Credits to the Custody  Account.  The Custodian is not obligated to credit  Securities to the Custody Account before receipt of such Securities by final settlement.

(B)      Debits to the Custody  Account.  If the Custodian has received  Instructions  that would result in the delivery of
       Securities exceeding credits to the Custody Account for that Security,  the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

(C)    Denomination  of  Securities.  The Client shall bear the risk and expense  associated  with  investing in Securities denominated in any currency.

4.     CASH ACCOUNT PROCEDURES
       -----------------------

(A)    Credits and Debits to the Cash  Account.  The Custodian is not obliged to make a credit or debit to the Cash Account before  receipt by the Custodian of a  corresponding  and final payment in cleared funds.  If the Custodian  makes a credit or debit  before  such  receipt,  the  Custodian  may at any time  reverse all or part of the credit or debit
       (including any interest  thereon),  make an appropriate entry to the Cash Account,  and if it reasonably so decides, require repayment of any amount corresponding to any debit.

(B)      Debit  Balances in the Cash  Account.  The  Custodian is not obliged to make any debit to the Cash  Account  which might  result in or increase a debit  balance.  The  Custodian  may make any debit to the Cash  Account even if this results in (or  increases)  a debit  balance.  If the total  amount of debits to the Cash  Account at any time would otherwise  result in a debit balance or exceed the  immediately  available  funds credited to the Cash Account,  the
       Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(C)    Payments.  The Custodian  may at any time cancel any extension of credit.  The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient  immediately available funds to cover any debit  balance on the Cash  Account or any other  extension  of credit  and any  interest,  fees and other amounts owed.

(D)    Foreign  Currency  Risks.  The Client  shall  bear the risk and  expense  associated  with Cash  denominated  in any currency.

5.     INSTRUCTIONS
       ------------

       The  Custodian  is entitled to rely and act upon  Instructions  of any  Authorised  Person until the  Custodian  has received notice of any change from the Client and has had a reasonable  time to note and implement such change.  The
       Custodian is authorised  to rely upon any  Instructions  received by any means,  provided that the Custodian and the
       Client  have  agreed  upon the means of  transmission  and the method of  identification  for the  Instructions.  In particular:

(i)    The  Client  and the  Custodian  will  comply  with  security  procedures  designed  to verify  the  origination  of
       Instructions.

(ii)   The  Custodian  is not  responsible  for  errors or  omissions  made by the  Client or  resulting  from fraud or the duplication  of any  Instruction  by the Client,  and the  Custodian may act on any  Instruction  by reference to an account number only, even if any account name is provided.

(iii)  The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)   The  Custodian may decide not to act on an  Instruction  where it  reasonably  doubts its  contents,  authorisation, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v)    If the Custodian acts on any Instruction sent manually  (including  facsimile or telephone),  then, if the Custodian complies  with the security  procedures,  the Client will be  responsible  for any loss the  Custodian  may incur in connection  with that  Instruction.  The  Client  expressly  acknowledges  that the  Client is aware that the use of manual forms of communication to convey  Instructions  increases the risk of error,  security and privacy issues and fraudulent activities.

(vi)   Instructions are to be given in the English language.

(vii)  The  Custodian is obligated to act on  Instructions  only within  applicable  cut-off times on banking days when the
       Custodian and the applicable financial markets are open for business.

(viii) In some securities  markets,  securities  deliveries and payments  therefor may not be or are not  customarily  made simultaneously.  Accordingly,  notwithstanding the Client's  Instruction to deliver Securities against payment or to pay for Securities against delivery,  the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as is in  accordance  with  relevant  local law and  practice  or with the  customs prevailing in the relevant market.

6.     PERFORMANCE BY THE CUSTODIAN
       ----------------------------

(A)    Custodial Duties Requiring  Instructions.  The Custodian shall carry out the following  actions only upon receipt of and in accordance with specific Instructions:

(i)    make  payment  for and/or  receive  any  Securities  or deliver or  dispose of any  Securities  except as  otherwise specifically provided for in this Agreement;

(ii)   deal with rights,  conversions,  options,  warrants and other similar interests or any other  discretionary right in connection with Securities; and

(iii)  carry out any action  affecting  Securities  or the  Custody  Account or Cash or the Cash  Account  other than those specified in Section 6(B) below, but in each instance subject to the agreement of the Custodian.

(B)    Non-Discretionary  Custodial  Duties.  Absent a contrary  Instruction,  the Custodian  shall carry out the following without further Instructions:

(i)    in the Client's name or on its behalf,  sign any affidavits,  certificates of ownership and other  certificates  and documents  relating to Securities  which may be required (i) to obtain any  Securities or Cash or (ii) by any tax or regulatory authority;

(ii)   collect,  receive, and/or credit the Custody Account or Cash Account, as appropriate,  with all income, payments and distributions  in respect of Securities and any capital arising out of or in connection  with Securities  (including all  Securities  received by the  Custodian as a result of a stock  dividend,  bonus issue,  share  sub-division  or reorganisation,  capitalisation  of reserves or  otherwise)  and take any action  necessary and proper in connection therewith;

(iii)  exchange  interim or temporary  receipts for definitive  certificates,  and old or overstamped  certificates for new certificates;

(iv)   notify the Client of notices,  circulars,  reports and announcements which the Custodian has received, in the course of  acting  in  the  capacity  of  custodian,  concerning  Securities  held  on the  Client's  behalf  that  require discretionary action;

(v)    make any payment by debiting the Cash Account or any other  designated  account of the Client with the  Custodian as required to effect any Instruction; and

(vi)   attend  to all  non-discretionary  matters  in  connection  with  anything  provided  in  this  Section  6(B) or any
       Instruction.

7.     TAX STATUS/WITHHOLDING TAXES
       ----------------------------

(A)    Information.  The Client will provide the Custodian,  from time to time and in a timely manner, with information and proof  (copies or  originals)  as the  Custodian  reasonably  requests,  as to the  Client's  and/or the  underlying beneficial  owner's  tax  status or  residence.  Information  and  proof  may  include,  as  appropriate,  executing certificates,  making  representations  and warranties,  or providing  other  information or documents in respect of
       Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B)    Payment.  If any Taxes  become  payable  with  respect to any payment to be made to the  Client,  such Taxes will be payable by the Client and the  Custodian  may withhold the Taxes from such  payment.  The Custodian may withhold any
       Cash held or received  with respect to the Cash Account and apply such Cash in  satisfaction  of such Taxes.  If any
       Taxes become  payable  with respect to any prior  payment made to the Client by the  Custodian,  the  Custodian  may withhold any Cash in satisfaction of such prior Taxes.  The Client shall remain liable for any deficiency.

(C)    Tax Relief.  In the event the Client  requests  that the  Custodian  provide tax relief  services and the  Custodian agrees to provide such services,  the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income  payment or  retrospective  tax  reclaims  in certain  markets as agreed from time to time);  provided the Client provides to the Custodian such  documentation and information as to it or its underlying beneficial  owner  clients as is necessary to secure such tax relief.  However,  in no event shall the  Custodian be responsible,  or liable,  for any Taxes resulting from the inability to secure tax relief, or for the failure of any
       Client or beneficial  owner to obtain the benefit of credits,  on the basis of foreign taxes  withheld,  against any income tax liability.

8.     USE OF THIRD PARTIES
       --------------------

(A)    General Authority.

(i)    The Custodian is hereby authorised to appoint  subcustodians and  administrative  support providers as its delegates and to use or  participate  in market  infrastructures  and  Clearance  Systems to perform  any of the duties of the
       Custodian under this Agreement.

(ii)   Subcustodians  are those  persons  utilised by the  Custodian  for the  safe-keeping,  clearance  and  settlement of
       Securities.

(iii)  Administrative  support  providers are those persons  utilised by the Custodian to perform  ancillary  services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(iv)   Market  infrastructures are public utilities,  external  telecommunications  facilities and other common carriers of electronic  and other  messages,  and external  postal  services.  Market  infrastructures  are not delegates of the
       Custodian.

(v)    Securities  deposited with Clearance Systems  hereunder will be subject to the laws, rules,  statements of principle and practices of such Clearance Systems.  Clearance Systems are not delegates of the Custodian.

(B)    Responsibility.

(i)    The  Custodian  shall act in good faith and use  reasonable  care in the  selection  and  continued  appointment  of subcustodians and administrative  support  providers,  but shall otherwise have no responsibility for performance by such persons of any of the duties delegated to them under this Agreement.

(ii)   The  Custodian  may deposit or procure  the  deposit of  Securities  with any  Clearance  System as required by law, regulation or best market  practice.  The Custodian has no  responsibility  for selection or appointment  of, or for performance by, any Clearance System or market infrastructure.

(iii)  Notwithstanding  the foregoing and pursuant to Section 10, the Custodian  shall be responsible  for the  negligence, wilful  misconduct or fraud of any branch or subsidiary of the Custodian  that is a subcustodian  or  administrative support provider.

(C)    Shareholders  Voting.  The Custodian does not provide  shareholder  voting services for the Client.  Upon request of the Client,  the Custodian will arrange for a separate  agreement in relation to shareholder voting services between the Client and a third party service provider.  Such service provider is not a delegate of the Custodian.

9.     REPRESENTATIONS
       ---------------

(A)    General.  The Client and the Custodian each  represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)    It is duly organised and in good standing in every jurisdiction where it is required so to be;

(ii)   It has the power and authority to sign and to perform its obligations under this Agreement;

(iii)  This Agreement is duly authorised and signed and is its legal, valid and binding obligation;

(iv)   Any consent,  authorisation  or  instruction  required in  connection  with its execution  and  performance  of this
       Agreement has been provided by any relevant third party;

(v)    Any act required by any relevant  governmental  or other  authority to be done in connection  with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

(vi)   Its  performance  of this Agreement will not violate or breach any  applicable  law,  regulation,  contract or other requirement.

(B)    Client.  The Client also represents at the date this Agreement is entered into and any custodial  service is used or provided that:

(i)    It has  authority  to deposit the  Securities  received in the Custody  Account and the Cash in the Cash Account and
       there is no claim or  encumbrance  that  adversely  affects any  delivery of  Securities  or payment of Cash made in accordance with this Agreement;

(ii)   Where it acts as an agent  on  behalf  of any of its own  customers,  whether  or not  expressly  identified  to the
       Custodian from time to time, any such customers shall not be customers or indirect customers of the Custodian; and

(iii)  It has not relied on any oral or written representation made by the Custodian or any person on its behalf.

10.    SCOPE OF RESPONSIBILITY
       -----------------------

(A)    Standard of Care.  The Custodian shall exercise the due care of a professional custodian for hire.

(B)    Limitations on Losses.  The Custodian will not be responsible  for any loss or damage  suffered by the Client unless the loss or damage results from the Custodian's  negligence,  wilful  misconduct or fraud or the negligence,  wilful misconduct  or fraud of its  nominees  or any  branch  or  subsidiary;  in the  event of such  negligence  or wilful misconduct  the liability of the  Custodian in connection  with the loss or damage will not exceed (i) the lesser of replacement  of any  Securities or the market value of the  Securities  to which such loss or damage  relates at the time the Client  reasonably  should have been aware of such negligence or wilful  misconduct and (ii) replacement of
       Cash,  plus (iii)  compensatory  interest up to that time at the rate  applicable  to the base  currency of the Cash
       Account.  Under no circumstances will the Custodian be liable to the Client for consequential  loss or damage,  even if advised of the possibility of such loss or damage.

(C)    Limitations on the Custodian's Responsibility.

(i)    General.  The Custodian is responsible  for the  performance of only those duties as are expressly set forth herein, including the  performance of any Instruction  given in accordance with this Agreement.  The Custodian shall have no implied duties or obligations.

(ii)   Sole  Obligations of the Custodian.  The Client  understands  and agrees that (i) the  obligations and duties of the
       Custodian  will be performed  only by the  Custodian  and are not  obligations  or duties of any other member of the
       Citigroup  Organisation  (including  any branch or office of the  Custodian)  and (ii) the rights of the Client with respect to the Custodian  extend only to such Custodian  and,  except as provided by law, do not extend to any other member of the Citigroup Organisation.

(iii)  No Liability for Third Parties.  Except as provided in Section 8 hereof,  the Custodian is not  responsible  for the acts, omissions,  defaults or insolvency of any third party including, but not limited to, any broker,  counterparty or issuer of Securities.

(iv)     Performance  Subject  to Laws.  The  Client  understands  and  agrees  that the  Custodian's  performance  of this
       Agreement is subject to the relevant local laws,  regulations,  decrees,  orders and government acts, and the rules, operating  procedures  and practices of any relevant  stock  exchange,  Clearance  System or market where or through which  Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

(v)    Prevention of  Performance.  The Custodian will not be responsible for any failure to perform any of its obligations
       (nor will it be responsible  for any  unavailability  of funds credited to the Cash Account) if such  performance is prevented,  hindered or delayed by a Force Majeure Event, in such case its obligations will be suspended for so long as the Force Majeure Event  continues.  "Force Majeure Event" means any event due to any cause beyond the reasonable control of the Custodian,  such as restrictions on  convertibility  or  transferability,  requisitions,  involuntary transfers,  unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

(vi)   Client's Reporting  Obligations.  The Client shall be solely responsible for all filings, tax returns and reports on any  transactions  in respect of  Securities  or Cash or  relating to  Securities  or Cash as may be required by any relevant authority, whether governmental or otherwise.

(vii)  Validity of Securities.  The Custodian shall exercise  reasonable care in receiving  Securities but does not warrant or guarantee the form,  authenticity,  value or validity of any Security received by the Custodian. If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(viii) Capacity of  Custodian.  The  Custodian  is not acting  under this  Agreement as an  investment  manager,  nor as an investment,  legal or tax  adviser  to the  Client,  and the  Custodian's  duty is solely to act as a  Custodian  in accordance with the terms of this Agreement.

(ix)   Forwarded Information.  The Custodian is not responsible for the form, accuracy or content of any notice,  circular, report,  announcement  or other  material  provided  under  Section  6(B)(iv) of this  Agreement not prepared by the
       Custodian  including the accuracy or  completeness  of any  translation  provided by the Custodian in regard to such forwarded communication.

11.    SUBROGATION
       -----------

       To the extent permissible by law or regulation and upon the Client's request,  the Client shall be subrogated to the rights of the  Custodian  with respect to any claim for any loss,  damage or claim  suffered by the Client,  in each case to the extent that the  Custodian  fails to pursue any such claim or the Client is not made whole in respect of such loss,  damage or claim.  Notwithstanding  any other provision  hereof,  in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

12.    INDEMNITY
       ---------

(A)      Indemnity to the  Custodian.  The Client  agrees to indemnify  the  Custodian and to defend and hold the Custodian harmless from all losses,  costs,  damages and expenses  (including  reasonable  legal fees) and liabilities for any claims,  demands or actions  (each  referred to as a "Loss"),  incurred by the  Custodian  in  connection  with this
       Agreement,  except  any Loss  resulting  from the  Custodian's  negligence,  wilful  misconduct  or fraud.  Under no circumstances  will the Client be liable to the Custodian for consequential  loss or damage,  even if advised of the possibility of such loss or damage.

(B)    Client's  Direct  Liability.  The  disclosure by the Client to the  Custodian  that the Client has entered into this
       Agreement as the agent or  representative  of another person shall not relieve the Client of any of its  obligations under this Agreement.

13.    LIEN AND SET OFF
       ----------------

(A)    Lien. In addition to any other remedies  available to the Custodian under  applicable law, the Custodian shall have, and the Client hereby grants,  a continuing  general lien on all Securities  until the  satisfaction  of liabilities arising under this Agreement of the Client to the Custodian in respect to any fees and expenses or credit  exposures incurred in the performance of services under this Agreement.

(B)    Set Off.  To the  extent  permitted  by  applicable  law and in  addition  to any other  remedies  available  to the
       Custodian  under  applicable  law,  the  Custodian  may,  without  prior  notice to the Client,  set off any payment obligation  owed to it by the Client in connection  with all  liabilities  arising under this Agreement  against any payment  obligation owed by it to the Client under this Agreement  regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

14.    FEES AND EXPENSES
       -----------------

       The Client agrees to pay all fees, charges and obligations  incurred from time to time for any services pursuant to this  Agreement as determined in accordance  with the terms of the Fee Schedule,  which may be changed from time to time by the Custodian  upon prior  written  notice to the Client,  together  with any other amounts  payable to the
       Custodian  under this  Agreement.  The  Custodian  may debit the Cash  Account to pay any such  fees,  charges  and obligations.

15.    CITIGROUP ORGANISATION INVOLVEMENT
       ----------------------------------

       The Client  agrees and  understands  that any  member of the  Citigroup  Organisation  can engage as  principal  or otherwise  in any  transaction  effected by the Client or by any person for its account  and  benefit,  or by or on behalf of any  counterparty or issuer.  When instructed to effect any transactions  (particularly  foreign exchange transactions),  the  Custodian  is  entitled  to effect  any  transaction  by or with  itself or any  member of the
       Citigroup  Organisation  and to pay or keep any fee,  commissions  or  compensation  as  specified  in the Client's
       Instruction or, if no specification is provided,  any charges,  fees,  commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

16.    RECORDS AND ACCESS
       ------------------

(A)      Examination  of  Statements.  The  Client  shall  examine  each  statement  sent by the  Custodian  and notify the
       Custodian in writing within sixty (60) days of the date of such statement of any discrepancy  between  Instructions given by the Client and the position  shown on the  statement  and of any other errors known to the Client.  Absent such notification,  the Custodian's  liability for any loss or damage in regard to such discrepancy or errors shall not accrue beyond such sixty (60) days.

(B)    Access to  Records.  The  Custodian  shall  allow the  Client and its  independent  public  accountants,  agents or regulators  reasonable access to the records of the Custodian  relating to Securities or Cash as is required by the
       Client in connection with an examination of the books and records  pertaining to the affairs of the Client and will seek to obtain such access from each subcustodian and Clearance System.

17.    INFORMATION
       -----------

       The Custodian will treat  information  related to the Client as  confidential  but,  unless  prohibited by law, the
       Client  authorises  the  transfer  or  disclosure  of any  information  relating  to the Client to and  between the branches,  subsidiaries,  representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated,  for confidential use in connection with the provision of services to the Client
       (including for data processing,  statistical and risk analysis  purposes),  and further  acknowledges that any such branch,  subsidiary,  representative  office,  affiliate,  agent or third party may  transfer or disclose  any such information as required by any law, court, regulator or legal process.

       The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential.

18.    ADVERTISING
       -----------

       Neither the Client nor the Custodian  shall  display the name,  trade mark or service mark of the other without the prior  written  approval of the other,  nor will the Client  display that of Citigroup,  Inc. or any  subsidiary of
       Citigroup,  Inc. without prior written approval from Citigroup,  Inc.or the subsidiary concerned.  The Client shall not advertise or promote any service provided by the Custodian without the Custodian's prior written consent.

19.    TERMINATION
       -----------

(A)      Date of  Termination.  Any party may terminate  this Agreement in whole or as between itself and the other parties hereto by giving not less than sixty (60) days' prior written notice to such other parties.

(B)    Effect on Property.  The Custodian  shall deliver the  Securities  and Cash as instructed by the Client.  If by the termination  date the Client has not given  instructions  to deliver any  Securities or Cash,  the  Custodian  will continue to safekeep such Securities  and/or Cash until the Client provides  instructions to effect a free delivery of such.  However,  the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions.  Notwithstanding  termination of this Agreement or any Instruction,  the Custodian may retain  sufficient  Securities  or Cash to close out or complete any  transaction  that the  Custodian  will be required to settle on the Client's behalf.

(C)    Surviving  Terms.  The rights and obligations  contained in Sections 7, 10, 12, 13, 17, 18 and 20 of this Agreement shall survive the termination of this Agreement.

20.    GOVERNING LAW AND JURISDICTION
       ------------------------------

(A)    Governing  Law. This  Agreement  shall be governed by and  construed in accordance  with the internal laws (and not the laws of conflicts) of the country in which the Custodian is located and performs its obligations hereunder.

(B)    Jurisdiction.  The courts of the country in which the Custodian is located and performs its  obligations  hereunder
       (including any appropriate  sub-jurisdiction)  shall have  non-exclusive  jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

(C)    Venue.  Each party hereto  waives any  objection it may have at any time,  to the laying of venue of any actions or proceedings  brought  in any court  specified  in Section  20(B)  hereof,  waives  any claim  that such  actions or proceedings have been brought in an inconvenient  forum and further waives the right to object that such court does not have jurisdiction over such party.

(D)    Sovereign  Immunity.  The Client and the Custodian each irrevocably waives, with respect to itself and its revenues and assets,  all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this
       Agreement.

21.    MISCELLANEOUS
       -------------

(A)    Entire Agreement;  Amendments.  This Agreement  consists  exclusively of this document together with the schedules.
       The Custodian  may notify the Client of terms which are  applicable to the provision of services in the location of a  particular  office and such terms shall be  contained  in a schedule  and shall  supplement  this  Agreement  in relation to that office.  In case of  inconsistency  with the rest of this  Agreement,  such terms shall prevail in relation to that office.

       Except as specified in this Agreement,  this Agreement may only be modified by written  agreement of the Client and the Custodian.

(B)    Severability.  If any  provision  of this  Agreement  is or becomes  illegal,  invalid or  unenforceable  under any applicable law, the remaining  provisions  shall remain in full force and effect (as shall that provision under any other law).

(C)    Waiver of Rights.  No failure or delay of the Client or the Custodian in exercising  any right or remedy under this
       Agreement  shall  constitute  a waiver of that  right.  Any waiver of any right  will be  limited  to the  specific instance.  The  exclusion  or omission of any  provision  or term from this  Agreement  shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

(D)    Recordings.  The Client and the Custodian  consent to telephonic or electronic  recordings for security and quality of service  purposes and agree that either may produce  telephonic or electronic  recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E)    Further  Information.  The Client agrees to execute further  documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

(F)    Assignment.  No party may assign or transfer  any of its rights or  obligations  under this  Agreement  without the other's  prior  written  consent,  which consent will not be  unreasonably  withheld or delayed;  provided that the
       Custodian  may make such  assignment  or transfer to a branch,  subsidiary  or affiliate if it does not  materially affect the provision of services to the Client.

(G)    Headings.  Titles to Sections of this  Agreement  are  included  for  convenience  of  reference  only and shall be disregarded in construing the language contained in this Agreement.

(H)    Counterparts.  This Agreement may be executed in several counterparts,  each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed by their respective  officers  thereunto duly authorised.

CITIBANK, N.A.

By:                                                               By:
   --------------------------------------------                      -------------------------------------

Name:                                                             Name:
     ------------------------------------------                        -----------------------------------

Title:                                                            Title:
       ----------------------------------------                          ---------------------------------